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                                                                  Exhibit (h)(4)




                               SERVICING AGREEMENT



Empire Builder Tax Free Bond Fund
230 Park Avenue
New York, New York 10169

Gentlemen:

    We wish to enter into an Agreement with you to service shareholders of, and administer shareholder accounts in, Empire Builder Tax Free Bond Fund (the "Trust"), an open-end investment company registered under the Investment Company Act of 1940 (the "Act").

    The terms and conditions of this Agreement are as follows:

         1. We shall provide shareholder and administrative services for shareholders of the Trust who are also clients ("clients"), which services may include, without limitation and to the extent we are permitted by applicable statute, rule or regulations: (a) providing necessary personal and facilities to establish and maintain certain shareholder accounts and records as requested from time to time by the Trust; (b) arranging for the wiring of funds in connection with client orders to purchase or redeem Trust shares; (c) transmitting and receiving funds in connection with client orders to purchase or redeem Trust shares; (d) verifying and guaranteeing client signatures in connection with redemption orders, transfers among and changes in client-designated accounts; (e) providing periodic statements showing a client's account balances and, to the extent practicable, integrating such information with other client transactions otherwise effected with or through us; (f) furnishing (either separately or on an integrated basis with other reports sent to a client by us) periodic and annual statements and confirmations of all purchases and redemptions of Trust shares in a client's account; (g) transmitting proxy statements, annual reports, and updating prospectuses and other communications from the Trust to clients; and (h) such other services as the Trust or a client reasonably may request. We shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in our business, or all or any personnel employed by us) as is necessary or beneficial for providing information and services to shareholders of the Trust, and we may arrange for third parties to perform certain of these services on our behalf.

         2. Neither we nor any of our employees or agents shall be authorized to make any representation concerning shares of the Trust except those contained in the then current


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Prospectuses for the Trust, copies of which will be supplied to you by us; and
we shall have no authority to act as agent for the Trust.

         3. In consideration of the services and facilities described herein, we shall be entitled to receive from you fees to be paid periodically (but in no event less frequently than semi-annually) as set forth in Schedule A attached hereto; provided that such fees shall not exceed during any period the amount payable at an annual rate of 0.25% of the average daily net assets of the Trust represented by shares owned by clients with whom we maintain a servicing relationship.

         It is agreed that we may impose certain conditions on clients, in addition to, or different from, those imposed by the Trust, such as requiring a minimum initial investment or charging clients direct fees for the same or similar services as are provided hereunder by us as agent (which fees either may relate specifically to our services with respect to the Trust or generally cover services not limited to those with respect to the Trust). We shall bill clients directly for such fees. In the event we charge clients such fees, to the extent permissible by applicable statutes, rules and regulations, we shall make appropriate prior written disclosure (such disclosure to be in accordance with all applicable laws) to clients both of any direct fees charged to clients and of the fees received or to be understood, however, that in no event shall we have recourse or access to the account of any shareholder of the Trust except to the extent expressively authorized by law or by such shareholder, or to any assets of the Trust, for payment of any direct fees referred to in this Agreement.

         4. To the extent requested by the Trust from time to time, we agree that we will provide the Treasurer of the Trust with a written report of the amounts expended by us and the purposes for which such expenditures were made. Such written reports shall be in a form satisfactory to the Trust and shall supply all information necessary for the Trust to discharge its responsibilities under applicable laws and regulations.

         5. To the extent required by Schedule A attached hereto, we shall maintain separate ledger accounts or such comparable records showing for each client shareholder of record of the Trust the number of shares of the Trust held, the name of the Fund in which such shares are hold, the date or dates such shares were purchased, the number purchased and the price per share. These records shall be preserved permanently, the first two years in an easily accessible place, and shall be made available, at the Trust's request, for inspection and use by the Trust, its representatives and governmental authorities having jurisdiction over the Trust.

         6. To the extent applicable, we shall maintain accurate and complete records with respect to services performed by us in connection with the purchase and redemption of shares as required by Rule 17a-3 and 17a-4 under the Securities Exchange Act of 1934, as amended.

         7. The Trust will indemnify and hold us harmless from all losses, claims, damages, liabilities or expenses from any claim, demand, action or suit (collectively,

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"Claims"): (a) arising in connection with misstatements or omissions in the
Trust's Prospectuses, actions or inactions by the Trust or any of its agents or contractors or the performance of our obligations hereunder and (b) not resulting from (i) our bad faith or negligence, or that of our officers, employees or agents, or (ii) our breach of applicable law, or any breach by our officers, employees or agents, or (iii) our actions or those of our officers, employees or agents which exceeds our legal authority or our authority hereunder, or (iv) any error or omission committed by us, our officers, employees or agents with respect to the purchase, redemption and transfer of clients' shares or our verification or guarantee of any client signature. Notwithstanding anything herein to the contrary, you will indemnify and hold us harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any Claim as a result of our acting in accordance with any written instructions reasonably believed by us to have been executed by any person duly authorized by the Trust, or as a result of acting in reliance upon any instrument or stock certificate signed, countersigned or executed by a person duly authorized by the Trust, excepting only our gross negligence or bad faith.

            In any case, in which you may be asked to indemnify or hold us harmless, you shall be advised of all pertinent facts concerning the situation in question and we shall use reasonable care to identify and notify you promptly concerning any situation which presents or appears likely to present a claim for indemnification against you. You shall have the option to defend us against any Claim which may be the subject of indemnification hereunder. In the event that you elect to defend against such Claim, the defense shall be conducted by counsel chosen by you and satisfactory to us. We may retain additional counsel at our expense. Except with your prior written consent, we shall not confess any Claim or make any compromise in any case in which you will be asked to indemnify us.

         8. Without limiting you rights under applicable law, we will indemnify and hold you harmless from all Claims (a) resulting from (i) our bad faith or negligence, or that of our officers, employees or agents, or (ii) our breach of applicable law, or (iii) any breach by our officers, employees or agents which exceed our legal authority or our authority hereunder, or (iv) any error or omission committed by us, our officers, employees or agents with respect to the purchase, redemption and transfer of clients shares or our verification or guarantee of any client signature, and (b) not resulting from actions in accordance with written instructions reasonably believed by us to have been executed by any person duly authorized by the Trust or in reliance upon any instrument or stock certificate reasonably believed by us to have been genuine and signed, countersigned or executed by a person duly authorized by the Trust.

         In any case in which we may be asked to indemnify of hold the Trust harmless, we shall be advised of all pertinent facts concerning the situation in question and the Trust shall use reasonable care to identify and notify us promptly concerning any situation which presents or appears likely to present a Claim for indemnification against us. We shall have the option to defend the Trust against any Claim which may be the subject of indemnification hereunder. In the event that we elect to defend against such

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Claim, the defense shall be conducted by counsel chosen by us and satisfactory to the Trust. The Trust may retain additional counsel at its expense. Except with our prior written consent, the Trust shall not confess any Claim or make any compromise in any case in which we will be asked to indemnify the Trust. The indemnities granted by the parties in this Agreement shall survive the termination of this Agreement.

         9. This agreement may be terminated by the Trust, without the payment of any penalty, at any time upon not more than 60 days' nor less than 30 days' notice, by a vote of a majority of the Board of Trustees who are not "interested persons" of the Trust (as defined in the Act) or by "a vote of a majority of the outstanding voting securities" (as defined in the Act) of the Trust. We may terminate this Agreement upon not more than 60 days' nor less than 30 days' notice to the Trust. Notwithstanding anything herein to the contrary, this Agreement may not be assigned and shall terminate automatically without notice to either party upon any assignment. Upon termination hereof, the Trust shall pay such compensation as may be due as of the date of such termination.

         10. Our appointment as shareholder servicing agent hereunder is non-exclusive, and the parties hereto recognize and agree that, from time to time, the Trust may enter into other shareholder servicing agreements, in writing, with other financial institutions.

         11. The Declaration of Trust establishing the Trust, filed on September 30, 1983, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Empire Builder Tax Free Bond Fund" refers to the Trustees under the Declaration collectively as Trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to Claims against or obligation of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

         12. This Agreement may be changed or amended only by written instrument signed by both parties.

         13. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.



                                         Very truly yours,


                                         Furman Selz Mager Dietz & Birney Inc.
                                         -------------------------------------
                                         Name


                                         230 Park Avenue
                                         ---------------
                                         Address

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                                         New York, N.Y.  10169
                                         ---------------------
                                         City/State/Zip Code


Date:  July 1, 1988                      By:   /s/ illegible      .
                                            ----------------------
                                            Authorized Signature




                                         Accepted:


                                         Empire Builder Tax Free Bond Fund


Date:  July 1, 1988                      By:  /s/ John J. Pileggi
                                            ---------------------
                                             John J. Pileggi